Exhibit 10.1

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

BY AND AMONG

CORE UNIVERSITY LIVING REAL ESTATE INCOME TRUST,

CORE UNIVERSITY LIVING REIT OP, LP

AND

CSF ASSET MANAGEMENT VEHICLE, LLC

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	APPOINTMENT	5

3.	DUTIES OF THE ADVISER	5

4.	AUTHORITY OF ADVISER	7

5.	BANK ACCOUNTS	8

6.	RECORDS; ACCESS	8

7.	LIMITATIONS ON ACTIVITIES	8

8.	OTHER ACTIVITIES OF THE ADVISER	9

9.	RELATIONSHIP WITH TRUSTEES AND OFFICERS	10

10.	MANAGEMENT FEE	11

11.	EXPENSES	12

12.	OTHER SERVICES	14

13.	NO JOINT VENTURE	14

14.	TERM OF AGREEMENT	14

15.	TERMINATION BY THE PARTIES	15

16.	ASSIGNMENT TO AN AFFILIATE	15

17.	PAYMENTS TO AND DUTIES OF ADVISER UPON TERMINATION	16

18.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP	16

19.	INDEMNIFICATION BY ADVISER	16

20.	NON-SOLICITATION	16

21.	MISCELLANEOUS	16

22.	TRADEMARK	18

23.	FINANCING INDEMNIFICATION	19

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

THIS SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of July 10, 2026, is by and among Core University Living Real Estate Income Trust, a Maryland statutory trust (the “Company”), Core University Living REIT OP, LP, a Delaware limited partnership (the “Operating Partnership”) and CSF Asset Management Vehicle, LLC, a Delaware limited liability company (the “Adviser” and together with the Company and the Operating Partnership, the “Parties”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Adviser and to have the Adviser undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Adviser is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

WHEREAS, the Parties entered into that certain Amended and Restated Advisory Agreement dated as of June 16, 2026; and

WHEREAS, the Parties now desire to amend and restate that certain Amended and Restated Advisory Agreement dated as of June 16, 2026 in its entirety as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” shall mean any and all expenses incurred by the Company, the Operating Partnership, the Adviser or any of their respective Affiliates either in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of any assets, whether or not acquired, including, without limitation, acquisition fees, real estate commissions, origination fees, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums and the costs of performing due diligence; provided, however, that the Company and the Operating Partnership shall not pay any Acquisition Fees to the Adviser or its Affiliates without the approval of the Board in accordance with the Declaration of Trust.

“Acquisition Fees” shall mean any and all fees and commissions in connection with making or investing in Mortgages or Real Estate-Related Securities or the purchase of a Property, including, without limitation, real estate commissions, origination fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature.

“Adviser” shall have the meaning set forth in the preamble of this Agreement.

“Adviser Expenses” shall have the meaning set forth in Section 11(a).

“Affiliate” shall have the meaning set forth in the Declaration of Trust.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Board” shall mean the board of trustees of the Company, as of any particular time.

“Bylaws” shall mean the bylaws of the Company, as amended from time to time.

“Cause” shall mean (a) with respect to the termination of this Agreement by the Company, (i) fraud, criminal conduct, willful misconduct or willful or gross negligent breach of fiduciary duty by the Adviser in connection with performing its duties hereunder or (ii) the breach of a material provision of this Agreement by the Adviser that has a material adverse effect on the Company or the Operating Partnership after notice of such breach and a reasonable time to cure (to the extent that such breach is curable) or (b) with respect to the termination of this Agreement by the Adviser, the breach of a material provision of this Agreement by the Company or the Operating Partnership after notice of such breach and reasonable time to cure (to the extent that such breach is curable).

“CEA” shall mean the U.S. Commodity Exchange Act, as amended.

“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% of the combined voting power of Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed offering of the Common Shares.

“Class A Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class D Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class E Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class F-D Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class F-I Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class F-S Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class I Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class S Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Management Fee” shall have the meaning set forth in Section 10(a).

“Core Spaces” shall mean Core Spaces, LLC, a Delaware limited liability company.

“Core Spaces Names” shall have the meaning set forth in Section 22.

“Declaration of Trust” shall mean the Declaration of Trust of the Company as amended from time to time.

“Distributions” shall have the meaning set forth in the Declaration of Trust.

“Effective Termination Date” shall have the meaning set forth in Section 14(b).

“Exchange Act” shall have the meaning set forth in the Declaration of Trust.

“Financing Guarantees” shall have the meaning set forth in Section 23.

“Financing Guarantors” shall have the meaning set forth in Section 23.

“First Look Offer” shall have the meaning set forth in Section 8(b).

“Independent Trustee” shall have the meaning set forth in the Declaration of Trust.

“Initial Private Offering” shall mean the Company’s initial private offering of Common Shares.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Guidelines” shall mean the investment guidelines adopted by the Board, as amended from time to time, pursuant to which the Adviser has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.

“Investments” shall mean any investments by the Company or the Operating Partnership, directly or indirectly, in Real Property, Real Estate-Related Assets or other assets.

“Joint Venture” shall mean a joint venture or partnership arrangements (other than the Operating Partnership) in which the Company, the Operating Partnership or any of their subsidiaries is a co-venturer or partner established to acquire or hold assets of the Company or Operating Partnership.

“Notice of Proposal to Negotiate” shall have the meaning set forth in Section 14(b).

“Management Fee” shall have the meaning set forth in Section 10(a).

“Memorandum” shall have the meaning set forth in the Declaration of Trust.

“Mortgage” shall mean, in connection with any mortgage financing that the Company makes or invests in, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NAV” shall mean the Company’s or the Operating Partnership’s net asset value, as applicable, and as calculated pursuant to the Valuation Guidelines.

“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.

“Operating Partnership Agreement” shall mean the Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.

“OP Management Fee” shall have the meaning set forth in Section 10(a).

“Organization and Offering Expenses” shall have the meaning set forth in the Declaration of Trust.

“Other Accounts” shall mean investment funds, REITs, vehicles, accounts, products and other similar arrangements sponsored, advised or managed by the Adviser and its Affiliates, whether currently in existence or subsequently established.

“Person” shall mean an individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.

“Real Estate-Related Assets” shall mean any Investments in Mortgages and Real Estate-Related Securities.

“Real Estate-Related Securities” shall mean equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments, owned by the Company or the Operating Partnership directly or indirectly through one or more of their Affiliates.

“Real Property” shall mean land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Reimbursement Date” has the meaning set forth in Section 11(e).

“REIT” shall have the meaning set forth in the Declaration of Trust.

“Selling Commissions” shall mean the selling commissions payable to the Company’s dealer manager and reallowable to soliciting dealers with respect to certain classes of Common Shares as described in the Memorandum.

“Services” shall have the meaning set forth in Section 8(c).

“Shares” shall have the meaning set forth in the Declaration of Trust.

“Shareholder Servicing Fee” shall mean the shareholder servicing fee payable to the Company’s dealer manager and reallowable to soliciting dealers with respect to certain classes of Common Shares as described in the Memorandum.

“Shareholders” shall have the meaning set forth in the Declaration of Trust.

“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Termination Notice” shall have the meaning set forth in Section 14(b).

“Trustee” shall mean a member of the Board.

“Valuation Guidelines” shall mean the valuation guidelines adopted by the Board, as amended from time to time.

2. APPOINTMENT. The Company and the Operating Partnership hereby appoint the Adviser to serve as its investment adviser on the terms and conditions set forth in this Agreement, and the Adviser hereby accepts such appointment. By accepting such appointment, the Adviser acknowledges that it has a contractual and fiduciary responsibility to the Company and the Shareholders. Except as otherwise provided in this Agreement, the Adviser hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein; provided, that the Company pays the Adviser the fees set forth in Section 10 hereof and reimburses the Adviser for costs and expenses in accordance with Section 11 hereof.

3. DUTIES OF THE ADVISER. Subject to the oversight of the Board and the terms and conditions of this Agreement (including the Investment Guidelines) and consistent with the provisions of the Company’s most recent Memorandum for the Common Shares, the Declaration of Trust and Bylaws and the Operating Partnership Agreement, the Adviser will have plenary authority with respect to the management of the business and affairs of the Company and the Operating Partnership and will be responsible for implementing the investment strategy of the Company and the Operating Partnership. The Adviser will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company and the Operating Partnership as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(a) serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines for the Company’s and the Operating Partnership’s investments, financing activities and operations;

(b) sourcing, evaluating and monitoring the Company’s and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of the Company’s and the Operating Partnership’s assets, in accordance with the Investment Guidelines, policies and objectives and limitations, subject to oversight by the Board;

(c) with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of Investments, conducting negotiations on the Company’s and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

(d) providing the Company and the Operating Partnership with portfolio management and other related services;

(e) serving as the Company’s and the Operating Partnership’s advisor with respect to decisions regarding any of their financings, hedging activities or borrowings, including (1) assisting the Company and the Operating Partnership in developing criteria for debt and equity financing that is specifically tailored to the Company’s and Operating Partnership’s investment objectives, (2) advising the Company and Operating Partnership with respect to obtaining appropriate financing for the Investments

(which, in accordance with applicable law and the terms and conditions of this Agreement and the Declaration of Trust and Bylaws, as applicable, may include financing by the Adviser or its Affiliates), and (3) negotiating and entering into, on the Company’s and the Operating Partnership’s behalf, financing arrangements (including one or more credit facilities), repurchase agreements, interest rate or currency swap agreements, hedging arrangements, foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Company’s and the Operating Partnership’s activities;

(f) engaging and supervising, on the Company’s and the Operating Partnership’s behalf and at the Company’s and the Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents, property management and other service providers (which may include Affiliates of the Adviser) that provide various services with respect to the Company and the Operating Partnership, including, without limitation, on-site managers, building and maintenance personnel, property management and accounting, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including custody and transfer agent and registrar services) as may be required relating to the Company’s and the Operating Partnership’s activities or investments (or potential Investments);

(g) coordinating and managing operations of any Joint Venture or co-investment interests held by the Company or the Operating Partnership and conducting matters with the Joint Venture or co-investment partners;

(h) communicating on the Company’s and the Operating Partnership’s behalf with the holders of any of the Company’s or Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(i) advising the Company in connection with policy decisions to be made by the Board;

(j) engaging one or more subadvisors with respect to the management of the Company and the Operating Partnership, including, where appropriate, Affiliates of the Adviser;

(k) evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s and the Operating Partnership’s behalf, consistent with the Company’s qualification as a REIT and with the Investment Guidelines;

(l) investing and reinvesting any moneys and securities of the Company and the Operating Partnership (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Shareholders and limited partners of the Operating Partnership) and advising the Company as to the Company’s and the Operating Partnership’s capital structure and capital raising;

(m) calculating the net asset value for each class of Common Shares and units of the Operating Partnership in accordance with the Valuation Guidelines, and in connection therewith, when so required by the Valuation Guidelines, obtain appraisals performed by third-party appraisal firms concerning the value of the Company’s and the Operating Partnership’s Real Properties and obtain market quotations or conduct fair valuation determinations concerning the value of Real Estate-Related Assets;

(n) providing input in connection with the appraisals of the Company’s properties;

(o) monitoring the Company’s and Operating Partnership’s Real Property and Real Estate Related Assets for events that may be expected to have a material impact on the most recent estimated values;

(p) monitoring each appraiser’s valuation process to ensure that it complies with the Valuation Guidelines;

(q) delivering to, or maintain on behalf of, the Company copies of appraisals obtained in connection with the investments in any Real Property;

(r) in the event that the Company or the Operating Partnership is a commodity pool under the CEA, acting as the Company’s and/or Operating Partnership’s, as applicable, commodity pool operator for the period and on the terms and conditions set forth in this Agreement, including, for the avoidance of doubt, the authority to make any filings, submissions or registrations (including for exemptive or “no action” relief) to the extent required or desirable under the CEA (and the Company and Operating Partnership hereby appoint the Adviser to act in such capacity and the Adviser accepts such appointment and agrees to be responsible for such services);

(s) placing, or arranging for the placement of, orders of Real Estate-Related Assets pursuant to the Adviser’s investment determinations for the Company and the Operating Partnership either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer); and

(t) performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request and/or the Adviser shall deem appropriate under the particular circumstances.

4. AUTHORITY OF ADVISER. (a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Adviser the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Adviser, may be necessary or advisable in connection with the Adviser’s duties described in Section 3, including the making of any Investment that fits within the Investment Guidelines and within the discretionary limits and authority as granted to the Adviser from time to time by the Board.

(b) Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines (or to the extent Investment Guidelines have not been approved by the Board) will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Declaration of Trust, any Investment that fits within the Investment Guidelines may be made by the Adviser on the Company’s or the Operating Partnership’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c) The prior approval of the Board, including a majority of the Independent Trustees not otherwise interested in the transaction, will be required for each transaction to which the Adviser or its Affiliates is a party.

(d) The Board will review the Investment Guidelines with sufficient frequency and at least annually and may, at any time upon the giving of notice to the Adviser, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Adviser or such later date as is specified by the Board and included in the notice provided to the Adviser and such modification or revocation shall not be applicable to investment transactions to which the Adviser has committed the Company or the Operating Partnership prior to the date of receipt by the Adviser of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(e) The Adviser may retain, for and on behalf, and at the sole cost and expense, of the Company or the Operating Partnership, such services as the Adviser deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Adviser; provided, that any such services may only be provided by Affiliates to the extent such services are approved in accordance with the Declaration of Trust. In performing its duties under Section 3, the Adviser shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Adviser at the Company’s sole cost and expense.

5. BANK ACCOUNTS. The Adviser may establish and maintain one or more bank accounts in the name of the Company and the Operating Partnership and any subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, consistent with the Adviser’s authority under this Agreement; provided, that no funds shall be commingled with the funds of the Adviser; and the Adviser shall from time to time render, upon request by the Board, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Company, as applicable.

6. RECORDS; ACCESS. The Adviser shall maintain, or shall cause to be maintained, appropriate records of its activities hereunder and make such records, or shall cause such records to be made, available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Adviser shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

7. LIMITATIONS ON ACTIVITIES. The Adviser shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s and the Operating Partnership’s status as entities excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Declaration of Trust, Bylaws or the Operating Partnership Agreement. If the Adviser is ordered to take any action by the Board, the Adviser shall seek to notify the Board if it is the Adviser’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Declaration of Trust, Bylaws or Operating Agreement. Notwithstanding the foregoing, neither the Adviser nor any of its Affiliates shall be liable to the Company, the Operating Partnership, the Board, or the Shareholders for any act or omission by the Adviser or any of its Affiliates, except as provided in Section 19 of this Agreement.

8. OTHER ACTIVITIES OF THE ADVISER.

(a) Nothing in this Agreement shall (i) prevent the Adviser or any of its Affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company, including, without limitation, the sponsoring, advising or managing of any Other Accounts, (ii) in any way bind or restrict the Adviser or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its Affiliates, officers, directors or employees may be acting, or (iii) prevent the Adviser or any of its Affiliates, officers, directors or employees from receiving fees or other compensation or profits from such activities described in this Section 8(a) which shall be for the sole benefit of the Adviser (or its Affiliates, officers, directors or employees). While information and recommendations supplied to the Company shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Adviser or any Affiliate of the Adviser to others (including, for greater certainty, the Other Accounts and their investors, as described more fully in Section 8(b)).

(b) The Adviser, the Operating Partnership and the Company acknowledge and agree that, notwithstanding anything to the contrary contained herein, (i) the Adviser and Affiliates of the Adviser sponsor, advise or manage Other Accounts and may in the future sponsor, advise or manage additional Other Accounts, (ii) the Adviser or its Affiliate shall have the duty to first offer (such offer, a “First Look Offer”) to the Company any student housing investment that meets the investment criteria set forth in the Investment Guidelines (excluding development investments and on-campus student housing investments), subject to any equivalent duty the Adviser or its Affiliate has to any Other Account, (iii) with respect to Other Accounts with investment objectives or guidelines that overlap with the Company’s for which the Adviser or its Affiliate has a contractual duty to provide the same First Look Offer, the Adviser and its Affiliates will apply a time-based rotational priority among the Company and such Other Accounts in accordance with Core Spaces’ prevailing policies and procedures and (iv) for all other investment opportunities not subject to the First Look Offer, the Adviser and its Affiliates will allocate such investment opportunities between the Company and Other Accounts in accordance with Core Spaces’ prevailing policies and procedures on a basis that the Adviser and its Affiliates determine to be reasonable to the Company and such Other Accounts in their sole discretion and consistent with its fiduciary obligations to be fair and equitable, and there may be circumstances where investments that are consistent with the Company’s Investment Guidelines may be shared with or allocated to one or more Other Accounts (in lieu of the Company) in accordance with Core Spaces’ prevailing policies and procedures. If an investment is allocated based on the aforementioned procedures (including, without limitation, a rotation policy), the Adviser shall have the opportunity to accept such allocation on behalf of the Company, or may elect to not pursue the investment. If the Adviser elects not to pursue the investment, the Company shall have no further rights with respect to the investment.

(c) In connection with the services of the Adviser hereunder, the Company and the Board acknowledge and agree that (i) as part of Core Spaces’ regular businesses, personnel of the Adviser and its Affiliates will devote a substantial amount of their working time and resources to other projects and matters (including with respect to one or more Other Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more Other Accounts or the Adviser and such other Affiliates, (ii) unless prohibited by the Declaration of Trust, Other Accounts may invest, from time to time, in investments in which the Company also invests (including at a different level of an issuer’s capital structure (e.g., an investment by an Other Account in a debt or mezzanine interest with respect to the same portfolio entity in which the Company owns an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which the Company has an interest) and while Core Spaces will seek to resolve any such conflicts in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Accounts generally, such transactions are not required to be presented to the Board or any committee thereof for approval

(unless otherwise required by the Declaration of Trust or Investment Guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor, (iii) the Company will from time to time pay fees to the Adviser and its Affiliates, including portfolio entities of Other Accounts, for providing various services described in the Memorandum (collectively, “Services”), which fees will be in addition to the compensation paid to the Adviser pursuant to Section 10 hereof, (iv) the Adviser and its Affiliates will from time to time receive fees from portfolio entities or other issuers for providing Services, including with respect to Other Accounts and related portfolio entities, and while such fees will give rise to conflicts of interest the Company will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such Other Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Accounts) are materially different from the terms and conditions applicable to the Company and the Shareholders, and neither the Company nor the Shareholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Accounts as a result of an investment in the Company or otherwise. The Adviser shall keep the Board reasonably informed on a periodic basis in connection with the foregoing.

(d) The Adviser is not permitted to consummate on the Company’s behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Core Spaces, any Other Account or any of their Affiliates unless such transaction is approved by the Board, including a majority of the Independent Trustees, not otherwise interested in such transaction as being fair and reasonable to the Company. The Adviser will seek to resolve any conflicts of interest in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Accounts generally, but only those transactions set forth in this Section 8(d) will be expressly required to be presented for approval to the Board or the Independent Trustees, as the context may require, or any committee thereof (unless otherwise required by the Declaration of Trust or the Investment Guidelines).

(e) For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Adviser to any director, officer, member, partner, employee, or shareholder of the Adviser or its Affiliates, including any person who is also a Trustee or officer employee of the Company.

9. RELATIONSHIP WITH TRUSTEES AND OFFICERS. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Adviser or an Affiliate of the Adviser or any corporate parent of an Affiliate, may serve as a Trustee or officer of the Company, except that no director, officer or employee of the Adviser or its Affiliates who also is a Trustee or officer of the Company shall receive any compensation from the Company for serving as a Trustee or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Trustees, and no such Trustee shall be deemed an Independent Trustee for purposes of satisfying the Trustee independence requirement set forth in the Declaration of Trust. For so long as this Agreement is in effect, the Adviser shall have the right to nominate, subject to the ultimate approval of such nomination by the Board, two Trustee nominees who are Affiliated with the Adviser to the Board; provided, however, that such nomination right shall be suspended only for such period of time as necessary so that a majority of the Trustees are at all times Independent Trustees. Furthermore, the Board shall consult with the Adviser in connection with filling of any vacancies created by the removal, resignation, retirement or death of any Trustee (other than in connection with a removal by Shareholders in accordance with the Declaration of Trust).

10. MANAGEMENT FEE.

(a) The Company will pay the Adviser a management fee (the “Company Management Fee”) equal to (i) 0.625% of NAV with respect to the Class A Common Shares, per annum, (ii) 0.85% of NAV for Class F-D Common Shares, Class F-I Common Shares and Class F-S Common Shares, plus (iii) 1.25% of NAV for the Class D Common Shares, Class I Common Shares and Class S Common Shares, per annum, payable monthly in arrears, before giving effect to any accruals for the Management Fee, the Shareholder Servicing Fee, the Performance Participation (as defined in the Operating Partnership Agreement) or any Distributions. In addition, the Operating Partnership will pay the Adviser a management fee (the “OP Management Fee” and, together with the Company Management Fee, the “Management Fee”) equal to (i) 0.625% of the NAV of the Operating Partnership attributable to such Class A units held by unitholders other than the Company per annum, (ii) 1.25% of the NAV of the Operating Partnership attributable to Class D units, Class I units and Class S units held by unitholders other than the Company, plus (iii) 0.85% of NAV of the Operating Partnership attributable to Class F-D units, Class F-I units and Class F-S units held by unitholders other than the Company, in each case, per annum and payable monthly in arrears, before giving effect to any accruals for the Management Fee and the Performance Participation (as defined in the Operating Partnership Agreement). The Company and the Operating Partnership will not pay a Management Fee on the Class E Common Shares or Class E units. Notwithstanding the foregoing, prior to the date on which the Common Shares are registered under Section 12(g) of the Exchange Act, the Company will not pay the Adviser the Company Management Fee and the Operating Partnership will not pay the Adviser the OP Management Fee.

(b) The Company Management Fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Class E Common Shares or Class E units. The OP Management Fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Class E units. If the Adviser elects to receive any portion of its Management Fee in Class E Common Shares or Class E units, the Adviser or any subsequent transferee thereof may elect to have the Company or the Operating Partnership repurchase such Class E Common Shares and/or Class E units from the Adviser or such transferee at a later date at a repurchase price per Common Share or unit equal to the then NAV per Class E Common Share or NAV per Class E unit, as applicable. Class E Common Shares or Class E units obtained by the Adviser or any subsequent transferee will not be subject to the repurchase limits of the Company’s share repurchase plan, including the repurchase limits or any reduction or penalty for an early repurchase. The Operating Partnership will repurchase any such Class E units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Declaration of Trust, in which case such Operating Partnership units will be repurchased for the Company’s Class E Common Shares with an equivalent aggregate NAV.

(c) In the event this Agreement is terminated or its term expires without renewal, the Adviser will be entitled to receive its prorated Management Fee through the date of termination. Such proration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(d) In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company and the Operating Partnership will pay the Adviser the Management Fee from the proceeds of the liquidation.

11. EXPENSES.

(a) Subject to Sections 4(e) and 11(b), the Adviser shall be responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to the Company pursuant to this Agreement (including, without limitation, each of the executive officers of the Company and any Trustees who are also directors, officers or employees of the Adviser or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Adviser Expenses”).

(b) In addition to the compensation paid to the Adviser pursuant to Section 10 hereof, the Company or the Operating Partnership shall pay all of its costs and expenses directly or reimburse the Adviser or its Affiliates for costs and expenses of the Adviser and its Affiliates incurred on behalf of the Company, other than Adviser Expenses. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or the Operating Partnership are not Adviser Expenses and shall be paid by the Company or the Operating Partnership and shall not be paid by the Adviser or Affiliates of the Adviser:

(i) Organization and Offering Expenses;

(ii) Acquisition Expenses;

(iii) fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, settling, disposition and financing of the Investments of the Company and its subsidiaries (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential investments;

(iv) the actual cost of goods and services used by the Company and the Operating Partnership, and obtained from Persons not Affiliated with the Adviser, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of Investments;

(v) all fees, costs and expenses (including provided by personnel of the Adviser (other than Adviser Expenses)) of legal, tax, fund administration, procurement, accounting, technology-related services, brokerage consulting, auditing (including internal audit), finance, administrative, investment banking, capital market, transfer agency, escrow agency, custody, prime brokerage, asset management, property management, and other non-investment Advisory services rendered to the Company by the Adviser or its Affiliates;

(vi) expenses of managing and operating the Company’s or the Operating Partnership’s Investments, whether payable to an Affiliate of the Adviser or a non-Affiliated Person;

(vii) the compensation and expenses of the Trustees (excluding those Trustees who are directors, officers or employees of the Adviser), the cost of liability insurance to indemnify the Company’s Trustees and officers and expenses incurred in connection with preparation of materials for meetings of the Board and its committees;

(viii) interest and fees and expenses arising out of borrowings made by the Company, including, but not limited to, costs associated with the establishment and maintenance of any of the Company’s credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings, whether or not any facilities, arrangements or indebtedness are implemented or such securities are offered;

(ix) expenses connected with communications to holders of the Company’s securities or securities of the subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the Shareholders and proxy materials with respect to any meeting of the Shareholders and any other reports or related statements;

(x) the Company’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Adviser, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(xi) the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Adviser for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an Investment;

(xii) expenses relating to compliance-related matters and regulatory filings relating to the Company’s or the Operating Partnership’s activities;

(xiii) the costs of any litigation involving the Company, the Operating Partnership or their assets and the amount of any judgments or settlements paid in connection therewith, Trustees and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Company or the Operating Partnership;

(xiv) all taxes and statutory, regulatory or license fees or other governmental charges;

(xv) all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Adviser elects to carry for itself and its personnel;

(xvi) expenses of managing, improving, developing, operating and selling Investments, whether payable to an Affiliate of the Adviser or a non-Affiliated Person;

(xvii) expenses incurred in connection with maintaining the status of the Company as a REIT or the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities, including, without limitation, in connection with any distribution reinvestment plan

(xviii) expenses incurred in connection with the formation, organization, continuation, liquidation and/or restructuring of any corporation, partnership, Joint Venture or other entity through which the Investments are made or in which any such entity invests;

(xix) expenses incurred in connection with any audit, investigation, settlement, or judgment of pending or threatened proceedings (whether civil, criminal, regulatory or otherwise) against the Company, the Operating Partnership, or against any Trustee or officer of the Company or in his or her capacity as such for which the Company or the Operating Partnership is required to indemnify such Trustee or officer by any court or governmental agency; and

(xx) expenses incurred related to industry association memberships or attending industry conferences on behalf of the Company.

(c) The Adviser may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(d) Any reimbursement payments owed by the Company to the Adviser may be offset by the Adviser against amounts due to the Company from the Adviser. Cost and expense reimbursement to the Adviser shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.

(e) Notwithstanding the foregoing, in connection with Organization and Offering Expenses incurred for the Initial Private Offering, the Adviser shall advance all Organization and Offering Expenses (other than Selling Commissions and Shareholder Servicing Fees) incurred through the earlier of (i) the date that the Company’s aggregate NAV is at least $1.0 billion and (ii) the first anniversary of the Company’s first acquisition of Real Property from a third party (the “Reimbursement Date”). The Company will reimburse the Adviser for all such advanced Organization and Offering Expenses ratably over the 60 months commencing one year following the Reimbursement Date.

(f) Notwithstanding anything herein to the contrary, the Adviser will advance operating expenses of the Company contemplated by Section 11(b) above (excluding Organization and Offering Expenses, expenses incurred at the property level and Management Fees and the Performance Participation (as defined in the Operating Partnership Agreement)) incurred through the Reimbursement Date. The Company will reimburse the Adviser for all such advanced operating expenses ratably over the 60 months commencing one year following the Reimbursement Date.

12. OTHER SERVICES. Should the Board request that the Adviser or any Trustee, officer or employee thereof render services for the Company other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Adviser and the Board, and subject to the limitations contained in the Declaration of Trust, and shall not be deemed to be services pursuant to the terms of this Agreement.

13. NO JOINT VENTURE. The Company, on the one hand, and the Adviser on the other, acknowledge that they are entering into this Agreement as independent contractors and that this Agreement shall not create and shall not be construed to create a relationship of principal and agent, tenancy, co-partners, joint venturers, employer and employee, or any similar relationship between each other, and nothing in this Agreement shall be construed to impose any liability as such on either of them.

14. TERM OF AGREEMENT.

(a) This Agreement shall continue in effect for two years from May 14, 2026, and will continue automatically for successive two-year renewal periods thereafter unless (i) at least two-thirds of the Independent Trustees agree not to renew it in accordance with Section 14(b) or (ii) otherwise terminated in accordance with Section 15.

(b) Without penalty or fee, the Company may elect not to renew this Agreement upon the expiration of the initial two-year term (or any subsequent renewal term) upon 180 days’ prior written notice to the Adviser (the “Termination Notice”), but only if at least two-thirds of the Independent Trustees agree that (i) there has been unsatisfactory performance by the Adviser that is materially detrimental to the Company and the Operating Partnership or (ii) the compensation payable to the Adviser under this Agreement is unfair; provided that the Company does not have the right to terminate this Agreement under this clause (ii) if the Adviser agrees to continue to provide the services under this Agreement at a reduced fee that equals the compensation that the Independent Trustees determine to be fair and consistent with current market-level compensation rates for comparable work. If the Company issues the Termination Notice, the Company shall be obligated to specify the reason for nonrenewal in the Termination Notice; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Adviser is unfair, the Adviser shall have the right to renegotiate such compensation by delivering to the Company, no fewer than 60 days prior to the prospective last day of the initial term (or any subsequent renewal term) (the “Effective Termination Date”), written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company (represented by the Independent Trustees) and the Adviser shall endeavor to negotiate in good faith the revised compensation payable to the Adviser under this Agreement; provided, that, if the Adviser and at least two-thirds of the Independent Trustees agree to the terms of the revised compensation to be payable to the Adviser, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Adviser hereunder will be the revised compensation then agreed upon by the Adviser and the Company (represented by the Independent Trustees). In the event that the Company and the Adviser are unable to agree to the terms of the revised compensation to be payable to the Adviser during such 60-day period, this Agreement shall terminate and such termination to be effective on the date which is the later of (A) 10 days following the end of such 60-day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

15. TERMINATION BY THE PARTIES. This Agreement may be terminated (i) at the option of the Adviser, (a) immediately for Cause or upon a Change of Control of the Company or the Operating Partnership or (b) upon written notice by the Adviser to the Company of its intention to decline to renew this Agreement; provided, that such written notice shall be delivered no later than 180 days prior to the expiration of the initial two-year term (or any subsequent renewal term), and (ii) at the option of the Company, immediately for Cause or upon the bankruptcy of the Adviser. The provisions of Sections 17 through 23 survive termination of this Agreement.

16. ASSIGNMENT TO AN AFFILIATE. Except as set forth herein, the Adviser shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement to any Persons other than an Affiliate without the approval of a majority of the Trustees (including a majority of the Independent Trustees). Notwithstanding the foregoing, the Adviser may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the approval of the Adviser, except in the case of an assignment by the Company or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change in Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding on any successor to the Adviser.

17. PAYMENTS TO AND DUTIES OF ADVISER UPON TERMINATION.

(a) After the Termination Date, the Adviser shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.

(b) The Adviser shall promptly upon termination:

(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Adviser; and

(iv) cooperate with, and take all reasonable actions requested by, the Company and Board in making an orderly transition of the Advisory function.

18. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Adviser and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Declaration of Trust.

19. INDEMNIFICATION BY ADVISER. The Adviser shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (a) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (b) are incurred by reason of the Adviser’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Adviser shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Adviser.

20. NON-SOLICITATION. For two (2) years after the Termination Date, the Company shall not, without the consent of the Adviser, employ or otherwise retain any employee of the Adviser or any of its Affiliates or any person who has been employed by the Adviser or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Adviser may be entitled to equitable relief for any violation of this Section 20 by the Company, including, without limitation, injunctive relief.

21. MISCELLANEOUS.

(a) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail, by electronic mail or posted on a password protected website maintained by the Adviser and for which the Company has received access instructions by electronic mail, when posted, using the contact information set forth herein:

The Company and the Operating Partnership:	Core University Living Real Estate Income Trust
1400 N Kingsbury, 3rd Floor
Chicago, IL 60642
Attention: John Wieker
Email: johnw@corespaces.com

with required copy to:	Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309
Attention: Jason Goode
Email: jason.goode@alston.com

The Adviser:	CSF Asset Management Vehicle, LLC
1400 N Kingsbury, 3rd Floor
Chicago, IL 60642
Attention: Adam Grant
Email: agrant@corespaces.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 21(a).

(b) Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c) Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d) Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Illinois and the Federal courts of the United States of America located in Chicago, Illinois for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f) Indulgences, No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g) Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h) Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)), or other transmission method. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

22. TRADEMARK. The Adviser hereby grants the Company and the Operating Partnership a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “Core Spaces,” “CSF Asset Management Vehicle, LLC” and the names of each of their Affiliates, and all derivations (collectively, the “Core Spaces Names”) solely in connection with the operation, maintenance, and execution of business of the Company and the Operating Partnership and the Company shall have the right to sub-license the Core Spaces Names solely in connection with the operation, maintenance, and execution of business of the Company and the Operating Partnership. All rights in and to the Core Spaces Names not expressly granted herein to the Company and the Operating Partnership are retained and reserved by the Adviser (or its Affiliates). The Company and the Operating Partnership agree not to contest the validity of the Adviser’s (or its Affiliates’) rights to the Core Spaces Names. At no time during the term of the Agreement or following the termination of the Agreement shall the Company or the Operating Partnership have any right, title or interest to the name or goodwill attached to the Core Spaces Names. Upon the termination of this Agreement at any time and for any reason, all of the Company’s right, title and interest in and to the use of the Core Spaces Names shall terminate and any goodwill thereto shall vest in the Adviser (or its Affiliates). The Company and the Operating Partnership shall have sixty (60) days from the date of termination to cease all further use of the Core Spaces Names. The Company agrees that all uses of the Core Spaces Names, and all products and services offered in connection therewith, in each case, by or on the behalf of the Company or any of its sublicensees shall: (i) conform to the standards adopted and used by the Adviser (or its Affiliates); (ii) not degrade, debase or bring into disrepute any Core Spaces Names in any manner or otherwise reflect adversely upon or be injurious to any Core Spaces Names or the goodwill appurtenant thereto; and (iii) not be reasonably likely to impair the validity, value, or enforceability of any Core Spaces Names, or otherwise dilute, tarnish, disparage, or reflect adversely on the Adviser (or its Affiliates). The Company shall oversee the Company’s and any sublicensees’ use to confirm that the Company and its sublicensees use and continue to offer in the future the same, or substantially the same in all material respects, quality of products as the Adviser in accordance with the Adviser’s standards. The Company shall cooperate fully in any such efforts and provide samples of materials bearing the Core Spaces Names (or sublicensed trademarks) and take all other reasonable actions, at the Adviser’s request, in connection with the foregoing.

23. FINANCING INDEMNIFICATION. The Adviser and/or its Affiliates (the “Financing Guarantors”) may provide, as and if required by a lender providing financing to one or more Real Properties owned by the Company or the Operating Partnership, (i) an environmental indemnity, (ii) a guaranty of non-recourse carve-outs, (iii) a completion guaranty, and (iv) a guaranty of payment (collectively, the “Financing Guarantees”). The Company and the Operating Partnership shall indemnify and hold harmless the Financing Guarantors from all liability, claims, damages or losses arising from the Financing Guarantees, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Declaration of Trust.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Advisory Agreement as of the date and year first above written.

CORE UNIVERSITY LIVING REAL ESTATE INCOME TRUST

By:	/s/ Adam Grant
Name: Adam Grant
Title: Secretary

CORE UNIVERSITY LIVING REIT OP, LP

By: CORE UNIVERSITY LIVING REAL ESTATE INCOME TRUST, its sole General Partner

By:	/s/ Adam Grant
Name: Adam Grant
Title: Secretary

CSF ASSET MANAGEMENT VEHICLE, LLC

By:	/s/ Merritt Poole
Name: Merritt Poole
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Advisory Agreement]